UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 30, 2016

HIGHPOWER INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 30, 2016, Hong Kong Highpower Technology, Co. Ltd., wholly-owned subsidiary of Highpower International, Inc. (the “Company”) entered into a non-binding Cooperation Framework Agreement (the “Framework Agreement”) with Anshan Co-operation (Group) Co., Ltd. (“ACOC”) under which ACOC proposes to purchase newly issued shares of Shenzhen Highpower Technology Co., Ltd., Springpower Technology (Shenzhen) Co., Ltd. and Icon Energy System (Shenzhen) Co., Ltd., the Company’s subsidiaries organized in People's Republic of China (the "PRC"), for RMB540 million, or approximately US$80.7 million (based on an exchange rate of approximately $6.69 as of August 31, 2016). As a result of its purchase, ACOC would hold more than 50% in each PRC subsidiary. The Framework Agreement includes a 90 day exclusivity provision. The terms of the Framework Agreement supersedes the non-binding proposal from ACOC received by the Company in November 2015. A copy of the Framework Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The proposed transaction is subject to various conditions, including satisfactory completion of due diligence, compliance with applicable laws and definitive documentation. The proposed transaction is also subject evaluation by the Special Committee of the Company’s board of directors. No decisions have been made by the Special Committee. There can be no assurance that any definitive agreement will be executed or that this or any other transaction will be approved or consummated.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being "furnished" and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

The information under Item 7.01 above is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Cooperation Framework Agreement dated August 30, 2016 between Anshan Co-operation (Group) Co., Ltd. and Hong Kong Highpower Technology, Co. Ltd. (Translated to English)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2016	Highpower International, Inc.

/s/ George Pan
	By:	George Pan
	Its:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Cooperation Framework Agreement dated August 30, 2016 between Anshan Co-operation (Group) Co., Ltd. and Hong Kong Highpower Technology, Co. Ltd. (Translated to English)

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